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                        1st FRANKLIN FINANCIAL CORPORATION

                                INDEX TO EXHIBITS


   Exhibit                                                              Page
     No.                                                                 No.
   -------                                                              ----
     19      Quarterly Report to Investors for the Three Months Ended
             March 31, 1998 ..........................................    4

     27      Financial Data Schedule .................................   13
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